UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

ALLEGIANT TRAVEL COMPANY
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

(702) 851-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Merger Agreement Closing

On May 13, 2026 (the “Closing Date”), Allegiant Travel Company, a Nevada corporation (“Allegiant”), completed the previously announced acquisition of Sun Country Airlines Holdings, Inc., a Delaware corporation (“Sun Country”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated January 11, 2026, by and among Allegiant, Sun Country, Mirage Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Allegiant (“Merger Sub 1”), and Sawdust Merger Sub, LLC, a Nevada limited liability company and a direct wholly owned subsidiary of Allegiant (“Merger Sub 2”), providing for the merger of Merger Sub 1 with and into Sun Country (the “First Merger”), with Sun Country surviving the First Merger as a direct wholly owned subsidiary of Allegiant, and immediately following the effective time of the First Merger (the “First Effective Time”), the merger of Sun Country with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct, wholly owned subsidiary of Allegiant. As a result of the Mergers, Sun Country became a wholly owned subsidiary of Allegiant on the Closing Date. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

As previously disclosed, pursuant to the Merger Agreement and by virtue of the First Merger, at the First Effective Time, each issued and outstanding share (“Share”) of common stock, par value $0.01 per share of Sun Country (“Sun Country Common Stock”), was converted into the right to receive (i) $4.10 in cash, without interest (the “Per Share Cash Consideration”) and (ii) 0.1557 (the “Merger Exchange Ratio”) shares of Allegiant common stock (“Allegiant Common Stock”), par value $0.001 per share (the “Per Share Stock Consideration” and, together with the Per Share Cash Consideration, the “Merger Consideration”).

Pursuant to the Merger Agreement, effective as of immediately prior to the First Effective Time, by virtue of the Mergers:

•
All outstanding stock options to purchase shares of Sun Country Common Stock granted pursuant to any Company Equity Award Plan, whether vested or unvested and regardless of exercise price, were automatically converted into stock options for Allegiant immediately before the First Effective Time, with no action required by the holder (the “Converted Options” and each a “Converted Option”). Each Converted Option covers a proportionately adjusted number of shares of Allegiant Common Stock and has a proportionately adjusted exercise price, in each case as determined in accordance with Section 2.5 of the Merger Agreement. The Converted Options continue to be governed by the same vesting schedules and terms, including any double‑trigger vesting protections;

•
Each outstanding Company RSU Award was assumed by Allegiant and converted into a Parent RSU Award covering a number of shares of Allegiant Common Stock as determined in accordance with Section 2.5 of the Merger Agreement. The Parent RSU Awards continue to have the same terms and conditions as the Company RSU Awards, including any double‑trigger vesting protections;

•
Each outstanding Company PRSU Award was assumed by Allegiant and converted into a Parent PRSU Award covering a number of shares of Allegiant Common Stock as determined in accordance with Section 2.5 of the Merger Agreement, with the underlying number of shares deemed to equal 125% of the target number of shares subject to the Company PRSU Award. The Parent PRSU Awards continue to have the same terms and conditions as the Company PRSU Awards, including any double‑trigger vesting protections, provided that there will no longer be any performance-based vesting conditions, and the Parent PRSU Award is a time-vesting award eligible to vest on the last day of the performance period applicable to the Company PRSU Award; and

•
With respect to non-employee Sun Country board members and former employees/service providers to Sun Country, each Company Equity Award held by such individuals became fully vested (to the extent not yet vested), cancelled and converted into the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, effective as of the effective time of the Second Merger, as approved by resolutions of Allegiant’s board of directors (the “Allegiant Board”) and pursuant to the terms of the Merger Agreement, the Allegiant Board approved and adopted an amendment to Allegiant’s bylaws (the “Bylaws Amendment”) to change the number of directors on the Board from eight to eleven, and three directors designated by Sun Country joined the Allegiant Board: (i) Jude Bricker, the President and CEO of Sun Country, and current member of the Sun Country board of directors (the “Sun Country Board”), (ii) Jennifer Vogel, a current member of the Sun Country Board, and (iii) Thomas Kennedy, a current member of the Sun Country Board. As approved by resolutions of Allegiant’s Board, Ms. Vogel was placed on the Compensation Committee of the Board, and Mr. Kennedy was placed on the Audit Committee of the Board. Other than with respect to Mr. Bricker’s fee arrangement pursuant to the Advisory Services Agreement (as defined below), Mr. Bricker, Ms. Vogel and Mr. Kennedy will receive compensation for service as a non-employee director consistent with the compensation arrangements applicable to Allegiant’s other non-employee directors.

Mr. Bricker, age 52, has served as President and CEO of Sun Country since 2017 and has been a Sun Country director since 2018. A seasoned aviation executive with two decades of industry experience, he previously served as Allegiant’s Chief Operating Officer and held multiple leadership roles at Allegiant from 2006–2017, overseeing key commercial, operational, and financial functions. Earlier, he was a finance manager at American Airlines. He also served as an infantry officer in the United States Marine Corps from 1996 to 2002. Mr. Bricker holds a B.S. in Civil Engineering from Texas A&M University and an MBA from the University of Texas, and he is an independent director of SAS Airlines.

Ms. Vogel, age 64, has served as Chair of the Sun Country Board since March 2023 and has been a director since 2022. She is a former senior airline legal and compliance executive, having served as Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer of Continental Airlines (retired 2010). Ms. Vogel currently serves on the boards of AAR Corp. and the Telluride Regional Airport Authority and previously served on the board of Virgin America. She holds a BBA from the University of Iowa and a JD from the University of Texas.

Mr. Kennedy, age 60, has served on the Sun Country Board since 2021. He is President and CEO, North America at SIXT Rental Car since January 2025 and previously served as its President and CFO from 2020. Mr. Kennedy is a former public-company CFO, including as CFO of Hertz Global Holdings, with earlier senior finance leadership roles at Hilton Worldwide and Northwest Airlines. He holds a BA in Economics from Tulane University and an MBA from Harvard University.

As previously disclosed, on April 8, 2026, Allegiant entered into an Advisory Services Agreement with Jude Bricker (the “Advisory Services Agreement”), which will become effective the day after the consummation of the Mergers. Under the Advisory Services Agreement, Mr. Bricker will serve as an independent contractor and provide advisory services relating to the integration of Sun Country into Allegiant, obtaining a single operating certificate for Allegiant Air, LLC and Sun Country, retention of charter and cargo customers and Sun Country business, continuity of Sun Country business relationships and consultation regarding the airline industry and the businesses of Allegiant and Sun Country. Mr. Bricker will be paid $26,250 per month during the term of the Advisory Services Agreement and will also be reimbursed for reasonable out-of-pocket expenses in accordance with Allegiant’s expense reimbursement procedures. This fee is separate from any compensation payable to him for service on the Allegiant Board. The Advisory Services Agreement continues until the earliest of Allegiant obtaining a single operating certificate for Sun Country, Mr. Bricker no longer serving on the Allegiant Board, or 15 days after Allegiant gives notice of termination, except that if any of those events occurs within the first 12 months after the effective date, the Advisory Services Agreement will remain in place until the first anniversary unless the parties agree otherwise. Mr. Bricker will not be eligible for employee benefits under the arrangement.

The foregoing description of the Advisory Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The descriptions contained under Items 2.01 and 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 5.03.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, Allegiant issued a press release announcing the completion of the Mergers. A copy of Allegiant’s press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Allegiant previously included or incorporated by reference in its Registration Statement on Form S-4 (File No. 333-294712) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2026 and subsequently declared effective by the SEC on March 31, 2026 (the “Form S-4”) the financial statements required under Item 9.01(a) in connection with the Mergers, which are incorporated herein by reference.

(b)	Pro Forma Financial Information

Allegiant previously  included or incorporated by reference in the Form S-4 the unaudited pro forma financial information required under Item 9.01(b) in connection with the Mergers, which is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of January 11, 2026, by and among Allegiant Travel Company, Mirage Merger Sub, Inc., Sawdust Merger Sub, LLC and Sun Country Airlines Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Allegiant’s Current Report on Form 8-K filed on January 12, 2026)*

3.1	Amendment to the By-Laws of Allegiant Travel Company, effective as of May 13, 2026
10.1	Advisory Services Agreement, dated as of April 8, 2026, by and between Jude Bricker and Allegiant Travel Company
23.1	Consent of KPMG LLP, independent registered public accounting firm of Sun Country Airlines Holdings, Inc.
99.1	Press Release, dated May 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*
The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGIANT TRAVEL COMPANY

Date:	May 13, 2026	By:	/s/ Robert J. Neal
Robert J. Neal President, Chief Financial Officer